Exhibit 23


                                 [Letterhead of]
                           Crouch, Bierwolf & Chisholm
                              Salt Lake City, Utah




We hereby consent to the use of our audit report of CyberAmerica Corporation and subsidiaries dated May 2, 2000 for the year ended December 31, 1999 in the Form 10-KSB.

/S/ Crouch Bierwolf & Chisholm

May 4, 2000
Salt Lake City, Utah

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